EXHIBIT INDEX



99.1 SureWest Communications Press Release issued March 10, 2003


Exhibit 99.1

News Release


FOR IMMEDIATE RELEASE                   Contact:Tim Quast
March 10, 2003                          Investor Relations Manager
                                        (916) 786-1799
                                        t.quast@surewest.com


                 SureWest Communications Reports Fourth Quarter
                           and Full Year 2002 Results

(Roseville,   California)   -  Integrated   communications   provider   SureWest
Communications (Nasdaq: SURW) announced operating results today for the quarter and year ended December 31, 2002.

SureWest reported record full-year operating revenues in 2002 of $188.9 million, up 13.7 percent from $166.2 million in 2001. Net income for the full year was $11.2 million, or $0.76 per share, compared to $10.3 million or $0.67 per share in 2001. Consolidated operating EBITDA, or income from operations plus depreciation and amortization, was $60.8 million in 2002, a 15.6 percent increase from $52.6 million in 2001.

Revenues for the fourth quarter of 2002 were $48.8 million, an increase of 7.7 percent over the same period of 2001. Revenues in the fourth quarter of 2001 include a $2.2 million increase related to a change in estimate for regulatory liabilities. Fourth quarter 2002 revenues include a $1.1 million increase for changes to estimates of regulatory liabilities. Absent those effects, fourth quarter 2002 revenues were 11.0 percent higher year over year. The annual increase in revenues reflects 45.6 percent growth in wireless revenues and 182.1 percent growth in SureWest's emerging broadband businesses including competitive local exchange (CLEC), internet, custom data and bundled digital cable services.

Net income in the fourth quarter was $85,000 or $0.01 per share, which compares to $2.4 million or $0.16 per share in the fourth quarter of 2001. The changes in estimates for regulatory liabilities described above increased net income by $0.7 million, or $0.05 per share, and $1.3 million, or $0.08 per share in the fourth quarters of 2002 and 2001, respectively. Consolidated operating EBITDA was $12.2 million in the fourth quarter of 2002, a decrease from $15.3 million in the prior year period. Narrower margins in the fourth quarter of 2002 reflect expected increased expenses related to the start-up of bundled digital cable services and higher customer operations and selling costs in the wireless and Internet groups reflecting increases in sales activities.

"We're pleased with our operating results in 2002, which reflect the continued implementation of our layer-and-leverage strategy to drive strategic growth," said Brian Strom, President and Chief Executive Officer. "As we have communicated repeatedly over the past two years, our strategy capitalizes on the strength and stability of our core telephone operations to deliver growth in our new businesses that offer choice and value for consumers in the Sacramento regional market and create long-term opportunity for our shareholders. We delivered strong wireless and DSL revenue growth, acquired significant digital cable assets and launched triple-play services while also achieving a nine-percent increase in annualized net income."

Mr. Strom continued, "As we indicated in the third quarter, our digital cable rollout impacted fourth quarter margins. The rollout is proceeding on plan, with solid customer growth, increasing ARPU and declining customer acquisition costs. Our ability to retain flexibility in our business strategy is a key advantage as we leverage our core infrastructure to win high revenue customers throughout our target market. In summary, the success of our strategy is reflected in SureWest's capability to develop long-term growth initiatives while delivering profitable operating results and significant cash flows."

Highlights

Telecom  Segment

o ILEC access lines increased 1.8 percent over 2001 levels to 137,300 at the end of 2002, reflecting a solid local economy and continued growth in the Greater Sacramento region.

o Local service revenue increased 3.3 percent in 2002 compared to 2001, reflecting increased access lines and lower reserves for regulatory liabilities in 2002 versus 2001.

o Network access revenue increased 19.3 percent in 2002, versus 2001. Results benefited from expanded demand for DSL and dedicated access services as well as positive adjustments to revenues in 2002 of $5.8 million resulting from changes to estimates of certain regulatory liabilities.

o Non-regulated sales and services decreased by $1.6 million for the full year 2002, due mainly to the Company's sale of its alarm monitoring business in January 2002.

o DSL customers totaled 15,650 at December 31, 2002, as SureWest continued to expand its industry leading residential market penetration of 16.6 percent. DSL subscribers now represent 11.4 percent of access lines.

o Directory advertising revenues increased 4.1 percent over full-year 2001 levels to $14.8 million.

o Long distance revenues for the full year totaled $5.7 million, compared to $5.9 million last year. Long distance revenues in 2002 reflect reduced minutes of use associated with the sale of alarm monitoring services in the first quarter of 2002. The reduction in minutes of use was partly offset by an increase in penetration to nearly 29 percent of lines served.

o    Broadband revenues

     o Consolidated broadband service revenues including CLEC, internet, custom data and bundled digital cable services totaled $13.3 million in 2002, compared to $4.7 million in 2001, reflecting $3.1 million in digital cable revenue in the second half of 2002 and an increase in internet service revenues of $3.1 million for the full-year 2002, compared to 2001.

     o SureWest Internet and custom data services customers increased 26.6 percent to 20,000 at year-end 2002.

     o Digital cable subscribers totaled 5,650 at year-end 2002 as SureWest Broadband Residential accelerated sales efforts for its bundled video, telephone and high-speed Internet in the latter half of the quarter. ARPU decreased to $104.12 at year-end 2002, compared to $105.23 at the end of the preceding quarter, primarily reflecting temporary reductions in video-on-demand (VOD) usage while SureWest replaced its former content provider. SureWest announced in January 2003 its contract with content provider TVN Entertainment Group to enhance the VOD lineup to 400 monthly titles available on-demand with full DVD functionality. With the completion of its acquisition and the start of a dedicated customer service effort, churn dropped significantly from
          2.1 percent to 1.5 percent.

Wireless Segment

o Wireless revenues increased by 45.6 percent in 2002 to $23.7 million, compared to $16.3 million in 2001 as the Company continued to successfully expand its PCS operations in a highly competitive marketplace. For the full year, SureWest added over 8,800 net new wireless subscribers in 2002, a 28 percent increase.

o ARPU increased from $41.95 in the fourth quarter of 2001 to $48.30 in the fourth quarter of 2002.

o Contract churn fell from 4.2 percent in the fourth quarter last year to 3.5 percent in the fourth quarter of 2002.

o    SureWest  Wireless  added 25 new cell sites in 2002,  bringing its total to
     174. With a ratio of less than 240 subscribers per cell site, SureWest offers superior coverage in the Greater Sacramento region and significant room for subscriber expansion at current infrastructure levels.

Capital Expenditures

o Capital expenditures related to operations decreased to $42.1 million in 2002, a reduction of $27.5 million compared to the prior year, as the Company wrapped up the major portions of its wireless and CLEC infrastructure build-out. Capital expenditures in 2003 are expected to total $61 million, including approximately $24 million for bundled digital cable capital expenditures.

Dividends

o SureWest paid $3.6 million in dividends in the fourth quarter of 2002, representing a quarterly payment of $0.25 per share. For 2002, SureWest paid $1.00 per share in dividends.

Conference call and Webcast

SureWest Communications will provide additional detail about its results and business strategy, including the development of its emerging services on a conference call on Tuesday, March 10, 2003 at 11:00 AM EDT. A live webcast of the call will be available at www.surewest.com and will be archived for replay. Additionally, a telephone replay of the call will be available through Friday, March 14, 2003 by calling 1-888-203-1112 and entering passcode 767814.

About SureWest Communications

With nearly 90 years in Northern California, SureWest Communications and its family of companies represent an integrated network of highly reliable advanced communications products and services with the highest standards of customer care. Founded as Roseville Telephone Company, the company has expanded to provide digital cable TV, fiber optics, PCS wireless, DSL, high-speed Internet access, data transport, local and long distance telephone service, and directories. For more information, visit the SureWest web site at www.surewest.com.

Safe Harbor Statement

Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in competition in markets in which the company operates, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation and unanticipated changes in the growth of the company's emerging businesses, including the PCS, Internet and CLEC operating entities.

                             SureWest Communications
                        consolidated statements of income
                                   (Unaudited)

                                    Twelve Months    Twelve Months        Quarter         Quarter
                                        Ended            Ended             Ended           Ended
                                    Dec 31, 2002     Dec 31, 2001       Dec 31, 2002   Dec 31, 2001
Operating revenues:
   Local service                      $ 67,705          $ 65,524          $ 17,226       $ 16,739
   Network access service               58,598            49,120            13,074         14,857
   Wireless service                     23,732            16,301             6,355          4,247
   Directory advertising                14,824            14,237             3,870          3,343
   Nonregulated sales and
    services                             5,758             7,330             1,618          2,206
   Other                                18,293            13,722             6,664          3,924
                                      --------          --------          --------       --------
     Total operating revenues          188,910           166,234            48,807         45,316

Operating expenses:
   Cost of services and products        61,429            54,686            16,735         13,198
   Customer operations and selling      34,860            33,175            10,267          9,328
   General and administrative           31,805            25,769             9,608          7,501
   Depreciation and amortization        45,126            39,841            11,709         10,700
                                      --------          --------          --------       --------
     Total operating expenses          173,220           153,471            48,319         40,727
                                      --------          --------          --------       --------
Income from operations                  15,690            12,763               488          4,589

Other income (expense):
   Interest income                         739             4,803               251            477
   Interest expense                     (1,876)           (1,314)             (642)          (980)
   Gain on Sale of alarm
    Monitoring                           4,435                 -                 -              -
   Other, net                             (313)              934               (75)           (63)
                                      --------          --------          --------       --------
   Total other income, net               2,985             4,423               466           (566)
                                      --------          --------          --------       --------
Income before income taxes              18,675            17,186                22          4,023

Income taxes                             7,426             6,869               (63)         1,614
                                      --------          --------          --------       --------
Net Income                            $ 11,249          $ 10,317          $     85       $  2,409
                                      ========          ========          ========       ========
Basic and diluted earnings
per share                             $   0.76          $   0.67          $   0.01       $   0.16
                                      ========          ========          ========       ========

Cash dividends per share              $   1.00          $   1.00          $   0.25       $   0.25
                                      ========          ========          ========       ========
Shares of common stock used to
calculate basic earnings
Per share                               14,728            15,326            14,496         15,169
                                      ========          ========          ========       ========


                      CONDENSED CONSOLIDATED BALANCE SHEETS
                           December 31, 2002 and 2001
                                   (Unaudited)
                             (Amounts in thousands)





                                ASSETS                   2002            2001
                                ------                   ----            ----
Current assets:
   Cash and cash equivalents                          $ 20,385        $ 54,520
   Short-term investments                                    -           1,723
   Accounts receivable, net                             21,128          20,282
   Refundable income tax                                 6,868           2,619
   Inventories                                           4,649           3,324
   Deferred income tax asset                                 -             640
   Deferred directory costs                              3,657           3,260
   Prepaid expenses and other current assets             2,325           1,726
                                                      --------        --------
     Total current assets                               59,012          88,094

Property, plant and equipment, net:                    320,261         308,073

Intangible and other assets:
   Wireless licenses, net                               13,566          13,566
   Goodwill                                              2,171           2,171
   Intangible asset for pension                          1,507               -
   Intangible asset relating to favorable
    operating leases, net                                1,260               -
   Deferred charges and other assets                       343             439
                                                      --------        --------
                                                        18,847          16,176
                                                      --------        --------
                                                      $398,120        $412,343
                                                      ========        ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term borrowings                                 $ 15,000        $      -
Current portion of long-term debt                        5,779           2,143
Current portion of capital lease obligations               309               -
Accounts payable and other accrued liabilities           8,493          11,093
Estimated shareable earnings obligations                 9,350          16,597
Advance billings and deferred revenues                   8,142           8,144
Accrued pension and post-retirement benefits             5,613           7,714
Accrued compensation                                     4,902           4,218
                                                      --------        --------
Total current liabilities                               57,588          49,909

Long-term debt                                          36,364          42,142
Long-term capital lease obligations                        607            -
Deferred income taxes                                   26,552          11,206
Other liabilities and deferred revenues                  8,004           7,293

Shareholders' equity:
 Common stock, without par value; 100,000
    shares authorized, 14,529 and 15,110 shares
    issued and outstanding at December 31, 2002
    and 2001, respectively                             158,567         172,083
   Deferred stock-based compensation                      (116)           (303)
   Accumulated other comprehensive loss                 (1,637)              -
   Retained earnings                                   112,191         130,013
                                                      --------        --------
     Total shareholders' equity                        269,005         301,793
                                                      --------        --------
                                                      $398,120        $412,343
                                                      ========        ========

                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)
                (Amounts in thousands, except per share amounts)

                              Quarter Ended Dec 31, 2002            Quarter Ended Dec 31, 2001*                  % Change
                          Telecom      Wireless      Consol      Telecom     Wireless      Consol      Telecom    Wireless   Consol
Total Operating Revenue   $42,452      $ 6,355       $48,807     $41,069      $ 4,247      $45,316       3.4%      49.6%       7.7%

Total Operating Expense    28,252        8,358        36,610      21,843        8,184       30,027      29.3%       2.1%      21.9%
Depreciation &
 Amortization               7,993        3,716        11,709       6,876        3,824       10,700      16.2%      -2.8%       9.4%


Operating Income            6,207       (5,719)          488      12,350       (7,761)       4,589    -49.7%       26.3%     -89.4%

Add-back Depr. & Amort.     7,993        3,716       11,709        6,876        3,824       10,700      16.2%      -2.8%       9.4%

Operating EBITDA (1)     $14,200       ($2,003)     $12,197      $19,226      ($3,937)     $15,289     -26.1%      49.1%     -20.2%
                          ======       ======        ======      ======       ======       ======

                             12 Months Ended Dec 31, 2002          12 Months Ended Dec 31, 2001*                 % Change

                          Telecom      Wireless      Consol      Telecom     Wireless      Consol      Telecom    Wireless   Consol

Total Operating Revenue  $165,178      $23,732      $188,910     $149,933     $16,301    $166,234       10.2%      45.6%      13.6%

Total Operating Expense    94,298       33,796       128,094       80,246      33,384     113,630       17.5%       1.2%      12.7%
Depreciation &
 Amortization              30,221       14,905        45,126       28,007      11,834      39,841        7.9%      26.0%      13.3%

Operating Income           40,659      (24,969)       15,690       41,680     (28,917)     12,763       -2.4%      13.7%      22.9%

Add-back Depr. & Amort.    30,221       14,905        45,126       28,007      11,834      39,841        7.9%      26.0%      13.3%
                           ------       ------        ------      ------       ------       ------
Operating EBITDA (1)     $ 70,880     ($10,064)     $ 60,816     $ 69,687    ($17,083)   $ 52,604        1.7%      41.1%      15.6%
                           ======       ======        ======       ======      ======       ======


*Certain   amounts  in  2001   consolidated   financial   statements  have  been
reclassified to conform with the presentation of the 2002 financial statements

(1) Operating EBITDA represents income from operations plus depreciation and amortization and is a common measure of operating performance in the telecommunications industry. Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

                      SELECTED ANNUAL OPERATING STATISTICS

                                         As of and for the 12 mos. ended

                                     December        December          Pct
                                       2002            2001           Change
TELECOM
ILEC access lines                     137,300         134,900           1.8%
ILEC voice-grade equivalents          351,000         285,000          23.2%
ILEC fiber strand miles                31,000          28,000          10.7%
DSL subscribers                        15,650          11,200          39.7%
Long distance lines                    39,660          30,400          30.5%
Long distance penetration               28.9%           24.6%          17.5%

CLEC voice-grade equivalents          114,800          16,800            N/A
CLEC fiber strand miles                23,500          20,000          17.5%

Digital cable homes passed             42,000               -            N/A
Digital cable marketable homes         28,000               -            N/A
Digital cable customers                 5,650               -            N/A
Marketable homes penetration            20.2%               -            N/A
Digital cable ARPU (1)                $104.12               -            N/A
Digital cable churn                      1.5%               -            N/A
ISP and custom data subscribers        20,000          15,800          26.6%

WIRELESS
Subscribers                            40,500          31,600          28.2%
POPs                                3,300,000       3,300,000              -
POPs covered                        2,700,000       2,200,000          22.7%
Net contract additions                 10,704          10,734           -.3%
Net non-contract additions             -1,888           1,117          -269%
Contract churn (2)                       3.5%            4.2%         -16.7%
ARPU(3)                                $48.30          $41.95          15.1%


(1)  Average revenue per user (ARPU) per month.

(2)  Monthly  turnover in  contract  customers.

(3) Wireless average monthly revenue per subscriber is monthly revenue excluding equipment and insurance revenues. ARPU in the third quarter last year was negatively affected by prepaid churn and customer collection problems.



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